UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 17 , 2009

Cyalume Technologies Holdings, Inc.
 __________________________________________
 (Exact name of registrant as specified in its charter)

Delaware	000-52247	20-3200738
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 Windsor Street, West Springfield, Massachusetts		01089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(413) 858-2500

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2009, Cyalume Technologies, Inc. (“CTI”), a wholly owned subsidiary of Cyalume Technologies Holdings, Inc. (the “Company”) and Edgar Cranor, the Technology Vice President of CTI, entered into an employment agreement pursuant to which Mr. Cranor shall serve as the Technology Vice President of CTI for an initial term of three years, retroactive to May 1, 2009, and continuing for successive one-year periods thereafter unless and until terminated by either party upon thirty days written notice prior to the agreement’s anniversary/expiration date, or until otherwise terminated by either party.

Mr. Cranor will receive an annual base salary of $215,000 for the term of the agreement, subject to annual adjustments at the sole discretion of the Board of Directors of CTI as well as an automobile allowance of $9,000 annually.  Mr. Cranor is also eligible to receive (i) a cash bonus of up to $96,750 in the event Mr. Cranor and CTI achieve certain 2009 performance goals set forth in the agreement, (ii) subject to the approval of the Board of Directors of the Company, an equity compensation bonus of up to 40,000 shares of common stock of the Company and options to purchase up to 110,000 shares of common stock of the Company in the event that Mr. Cranor and CTI achieve certain 2009 performance goals set forth in the agreement, which such shares and options vest in equal annual installments over four years and (iii) subject to the approval of the Board of Directors of the Company, 4,000 shares of common stock of the Company and options to purchase up to 15,000 shares of common stock of the Company, based certain 2010 and 2011 performance objectives to be determined by the Chief Executive Officer of CTI and the Company’s Compensation Committee, which such shares and options vest in equal annual installments over four years.

Mr. Cranor is entitled to severance compensation equal to 12 months salary in the event that his employment by CTI is terminated without cause or if he resigns with good reason, and a prorated portion of the above described annual cash bonus if Mr. Cranor is terminated without cause.   In the event of Mr. Cranor’s termination without cause or his resignation for good reason as it relates to or is a consequence of a change of control of CTI, Mr. Cranor is, upon execution of a separate separation agreement, entitled to an additional amount equal to 12 months of his salary.  In the event of a change of control of the Company, all unvested equity awards granted to Mr. Cranor pursuant to the agreement will immediately accelerate and vest. Mr. Cranor’s employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits:

Exhibit No.	Description
10.1	Employment agreement of Edgar Cranor, Technology Vice President, Cyalume Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyalume Technologies Holdings, Inc.

July 22, 2009	By:	/s/ Derek Dunaway
Name: Derek Dunaway
Title: Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
10.1	Employment agreement of Edgar Cranor, Technology Vice President, Cyalume Technologies, Inc.